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                                                                    EXHIBIT 99.1

                      ADIR VOIP TECHNOLOGIES TO ACQUIRE
                              NETSPEAK CORPORATION

                    $21 Million Raised Towards Acquisition,
             in Addition to $25 Million in Second Round Financing

        Joining Two VoIP Pioneers Creates a Leading VoIP Software Vendor

NEWARK, N.J.--(BUSINESS WIRE)--June 12, 2001--ADIR VoIP Technologies today announced it has entered into a definitive agreement to acquire publicly-held NetSpeak(R) Corporation (Nasdaq: NSPK), creating a leading supplier of network management, call-control and application software for Voice over IP networks. ADIR has raised $21 million designated for this acquisition, in addition to the $25 million raised in its second round of funding from investors Cisco and SOFTBANK, announced yesterday.

The acquisition brings together two of the pioneers in VoIP technology. ADIR was formed in September 2000 as a spin-off of Net2Phone (Nasdaq: NTOP), the leading provider of Internet telephony services. ADIR's technology is based on the proven, industry-leading VoIP network that Net2Phone has operated since 1995, a network that handles millions of VoIP calls per day. ADIR is a member of the Cisco Service Provider Solutions Ecosystem partner program. NetSpeak, founded in 1995, is also a leading Cisco Service Provider Solutions Ecosystem partner, and has over 50 service provider customers using its suite of VoIP infrastructure and application software today.

Under the terms of the merger agreement, ADIR will pay between $3.00 and $3.10 in cash for all outstanding shares of NetSpeak common stock, valuing the acquisition at between approximately $46.5 and $48.2 million. As of March 31, 2001 NetSpeak had $25.6 million in cash and cash equivalents. As of June 4, 2001, there were approximately 15.5 million shares of NetSpeak outstanding on a fully diluted basis. The transaction is expected to close late in the third calendar quarter of 2001 subject to approval of NetSpeak shareholders and customary closing conditions. NetSpeak was advised in this transaction by Broadview International LLC. ADIR is funding the acquisition through the assumption of NetSpeak's cash and cash equivalents at closing, combined with the additional $21 million raised for the purpose of this acquisition.

The merged company will be the premier supplier of highly scalable infrastructure software and applications that enable the delivery of basic and enhanced voice services over IP networks. The combined company expects to benefit from significant cross sell and up-sell opportunities through its extensive relationships with more than 50 major communications service providers worldwide, including Net2Phone, Genuity, China Unicom, IDT, Terra Networks, NetVoice, Telenova, Avantel, CallServe and others. ADIR will be able to provide these customers with the ability to upgrade to a larger scale VoIP network management system, while NetSpeak will bring the global access and seasoned development team that will enhance all service offerings. In addition, ADIR will now have an instant global market, with offices and communication relationships worldwide.
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After the acquisition, David Greenblatt, currently President and Chief Operating
Officer of ADIR, will be named Chief Executive Officer. Greenblatt was previously COO of Net2Phone, where his visionary leadership helped make
Net2Phone a market leading, global IP telephony company.

Mike Rich, currently Chief Executive Officer of NetSpeak, will be named President and COO of ADIR. Mr. Rich brings over 20 years of experience in telecommunications to ADIR's management team. Previously, Mr. Rich served as Vice President and General Manager of AT&T Business Internet Services - Value Added Services division. Prior to that role, Mr. Rich held a variety of positions with AT&T focused on Internet and communications services.

"The prospect of our two companies merging to create the industry's largest supplier of VoIP software is both exciting and groundbreaking. ADIR already has a system that can manage and monitor all aspects of a large-scale, carrier-grade VoIP environment," said David Greenblatt, President and COO of ADIR. "With the integration of NetSpeak's innovations, we will be able to provide a suite of front-end products and system upgrade possibilities that accelerate ADIR's product development beyond any software offering on the market today. ADIR's market proposition is truly superior to that of any other company currently in the marketplace."

"The combination of our two companies is a signal event for the VoIP industry," said Mike Rich, Chief Executive Officer of NetSpeak. "ADIR brings extensive experience in the delivery of telephone service over Net2Phone's network, technology that is clearly carrier class. More importantly, their network management software allows carriers to know the condition of each element of their network, right down to the single port level - exactly the capability that our carrier customers have been demanding. The integration of ADIR's network management technology into our standards-based products will enable us to offer tier one carriers a VoIP platform that, for the first time, rivals in scalability, reliability and functionality that of the TDM equipment that they have been using these past 40 years. It's a killer combination."

"We are very pleased that ADIR and NetSpeak have joined forces," said Alistair Woodman, Director of Marketing, Voice Technology Center at Cisco. "In addition to maintaining their commitments to existing customers, they also will be working with Cisco to deliver VoIP integrated software and gateway solutions. This will lead to even greater levels of robust, carrier-class VoIP solutions for our service provider customers."

"Net2Phone is excited about the possibilities that the combined companies offer," said Howard Balter, CEO of Net2Phone. "We have been providing VoIP services to our customers for years with a time- tested, proven VoIP system. Now, having ADIR's products integrated with that of another VoIP company makes the value proposition of these combined companies perhaps the greatest on the market today."

About ADIR VoIP Technologies
ADIR VoIP Technologies, Inc. offers proven, carrier-scale VoIP management software and a complete "real-time" VoIP platform for telecommunications, Internet, wireless, broadband and next generation service providers and enterprises worldwide. ADIR was created by Net2Phone, the leading provider of Internet telephony services, and Cisco Systems Inc., the world's leading maker of networking equipment. ADIR's technology is based on the proven, industry-leading VoIP network that Net2Phone has been operating since 1995, a network that currently handles
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millions of VoIP calls per day. More information about ADIR can be found at
www.adirtech.com.

Howie Balter and David Greenblatt will be presenting at the Bear Stearns Technology Conference at 11:00 a.m. Eastern. For a live webcast of the presentation, available at http://www.bearstearns.com/conferences/tech2001/index.htm

About NetSpeak Corporation
A pioneer in Voice over IP (VoIP) network and infrastructure management solutions, NetSpeak Corporation is a leading developer and marketer of advanced telephony software for IP networks. NetSpeak's protocol-independent VoIP software architecture, designed to meet the rapidly evolving business needs of its Service Provider customers, delivers efficient management of network resources and enables cost-effective introduction of new VoIP applications. Find out how NetSpeak's advanced IP telephony solutions can future-proof your network by visiting www.netspeak.com.

About Net2Phone
Founded in 1995, Net2Phone is a leading provider of voice and enhanced services over IP networks to consumers, businesses and carriers worldwide. With millions of users around the world, Net2Phone enables toll-quality calls between computers, telephones, and broadband devices utilizing IP networks. Recognized as the first company to bridge the Internet with the public switched telephone network, Net2Phone has routed more than 1.5 billion minutes of traffic over its award-winning network. Traded on the NASDAQ under the symbol NTOP, Net2Phone's strategic partners and investors include AT&T, America Online, and Yahoo!. Net2Phone also offers enhanced hosted service solutions, including voice recognition, for businesses around the world. For more information about Net2Phone's products and services, please visit www.net2phone.com.

NetSpeak and the NetSpeak Logo are registered trademarks of NetSpeak Corporation. All other trademarks mentioned in this document are the property of their respective owners.

Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Without limiting the generality of the foregoing, words such as "may", "will", "expect", "believe", "anticipate", "intend", "could", "would", "estimate", or "continue" or the negative, other variations thereof, or comparable terminology are intended to identify forward-looking statements. The forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission.


CONTACT:
ADIR VoIP Technologies
Dawn Orlinsky
P 973/412-3508
C 201/615-8658
dorlinsky@ADIRtech.com